Exhibit 99.1

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[LOGO]

Jay Fishman, Chairman & CEO

Merrill Lynch Insurance Investors Conference

February 16, 2006

Explanatory Note	[LOGO]

This presentation may contain, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, may be forward-looking statements.  Specifically, the Company may make forward-looking statements about the Company’s results of operations (including, among others, premium volume, income from continuing operations, net and operating income and return on equity), financial condition and liquidity; the sufficiency of the Company’s asbestos and other reserves (including, among others, asbestos claim payment patterns); the availability of reinsurance coverage; and strategic initiatives.  Such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

Some of the factors that could cause actual results to differ include, but are not limited to, the following: adverse developments involving asbestos claims and related litigation; the impact of aggregate policy coverage limits for asbestos claims; the impact of bankruptcies of various asbestos producers and related businesses; the willingness of parties including the Company to settle asbestos-related litigation; the Company’s ability to execute announced and future strategic initiatives as planned; insufficiency of, or changes in, loss and loss adjustment expense reserves; the Company’s inability to obtain prices sought due to competition or otherwise; the occurrence of catastrophic events, both natural and man-made, including terrorist acts, with a severity or frequency exceeding the Company’s expectations; adverse developments involving catastrophe claims, in particular those arising out of Hurricanes Katrina, Rita and Wilma, and any Company loss estimates with respect to these storms; exposure to, and adverse developments involving, environmental claims and related litigation; exposure to, and adverse developments involving, construction defect claims; the impact of claims related to exposure to potentially harmful products or substances, including, but not limited to, lead paint, silica and other potentially harmful substances; adverse changes in loss cost trends, including inflationary pressures in medical costs and auto and building repair costs; the effects of corporate bankruptcies on surety bond claims; adverse developments relating to the cost and/or availability of reinsurance, the credit quality and liquidity of reinsurers and the Company’s ability to collect reinsurance on a timely basis or at all; the ability of the Company’s subsidiaries to pay dividends to the holding company; adverse developments in legal proceedings; judicial expansion of policy coverage and the impact of new theories of liability; the impact of legislative and other governmental actions, including, but not limited to, federal and state legislation related to asbestos liability reform, terrorism insurance and reinsurance (such as the extension of or replacement for the Terrorism Risk Insurance Extension Act of 2005) and governmental actions regarding the compensation of brokers and agents; the impact of well-publicized governmental investigations of certain industry practices, including with respect to business practices between insurers, including the Company, and brokers and the purchase and sale by insurers, including the Company, of finite, or non-traditional, insurance products; the performance of the Company’s investment portfolios, which could be adversely impacted by adverse developments in U.S. and global financial markets, interest rates and rates of inflation; weakening U.S. and global economic conditions; larger than expected assessments for guaranty funds and mandatory pooling arrangements; a downgrade in the Company’s claims-paying and financial strength ratings; the loss or significant restriction on the Company’s ability to use credit scoring in the pricing and underwriting of Personal policies; and changes to the regulatory capital requirements.

The Company’s forward-looking statements speak only as of the date of this presentation or as of the date they are made, and the Company undertakes no obligation to update its forward-looking statements.

In this presentation, we may refer to some non-GAAP financial measures, including, among others, operating income, operating income excluding catastrophes, operating return on equity, underwriting gain (loss), GAAP combined ratio excluding catastrophes and prior year development and adjusted and tangible book value per common share.  For a reconciliation of these measures to the most comparable GAAP measures and a glossary of financial measures, we refer you to the financial supplement and other materials available on the St. Paul Travelers website (http://investor.stpaultravelers.com/).

Building Upon Strengths of the Franchise

•                  The Franchise

•                  Top-Line Initiatives

•                  Catastrophe Exposure Management

•                  Financial Strength

The Franchise

($ in millions, after-tax)

	Full Year 2005
	Operating Income	GAAP Combined Ratio (1)

Reported results	$2,026	101.3%

Includes the following items:
Catastrophe losses	$(1,472)	(10.7)%
Favorable (unfavorable):
A&E development	(566)	(4.2)
Other net prior year development	350	2.6
Total Items	$(1,688)	(12.3)%

Operating return on equity	9.6%

2006 operating return on average equity expectation of 13.5% to 14.5%(2)

(1)          A benefit to the reported GAAP combined ratio is indicated as a positive item, whereas a charge is indicated as a negative item

(2)          Operating return on equity is operating income divided by 2006 average shareholders equity excluding FAS 115.  Expectation assumes normal non-catastrophe weather and $300 million after-tax for catastrophe losses.

Please see the latest statistical supplement available on the company’s website for additional financial data and definitions of non-GAAP terms.

($ in millions)

2005 NWP $20,386

[CHART]

[CHART]	[CHART]

Diversified product offering and exposure base

Commercial Multi-Peril (1)

Company		DWP ($B)	% Market
1	St. Paul Travelers	$3.1	9.2%
2	Hartford	2.0	5.9%
3	Chubb	1.8	5.5%
4	State Farm	1.5	4.4%
5	Zurich	1.4	4.3%

Surety

Company		DWP ($B)	% Market
1	St. Paul Travelers	$0.9	21.4%
2	CNA / CNA Surety	0.4	8.2%
3	Zurich	0.3	7.5%
4	Safeco	0.3	6.1%
5	Chubb	0.2	4.9%

General Liability (2)

Company		DWP ($B)	% Market
1	AIG	$11.3	19.8%
2	Zurich	4.6	8.1%
3	St. Paul Travelers	4.0	6.9%
4	Chubb	3.3	5.8%
5	ACE	2.5	4.3%

Commercial Auto (3)

Company		DWP ($B)	% Market
1	St. Paul Travelers	$2.6	8.6%
2	Zurich	1.8	5.9%
3	Progressive	1.8	5.8%
4	AIG	1.5	4.8%
5	Liberty Mutual	1.3	4.1%

Commercial Property (4)

Company		DWP ($B)	% Market
1	AIG	$3.9	13.4%
2	FM Global	2.2	7.4%
3	St. Paul Travelers	2.1	7.2%
4	Zurich	1.4	5.0%
5	CNA	1.1	3.7%

Workers’ Compensation (5)

Company		DWP ($B)	% Market
1	Cal State Comp Fund	$8.2	15.3%
2	AIG	5.6	10.3%
3	Liberty Mutual	4.7	8.8%
4	St. Paul Travelers	3.0	5.7%
5	Zurich	2.2	4.2%

Source: AM Best data 2004

(1) Includes Commercial Multiple Peril Liability and Non-Liability

(2) Includes Products and Other Liability

(3) Includes Commercial Auto Physical Damage, Other Commercial Auto Liability and Commercial Auto No-Fault

(4) Includes Fire, Allied Lines and Inland Marine

(5) Cal State Comp Fund shown as NWP

Commercial Lines Industry

Rank	State	DWP ($B)	STA Rank
1	California	$40.0	2
2	New York	20.5	2
3	Texas	15.6	2
4	Florida	15.4	3
5	Illinois	12.8	3
6	Pennsylvania	10.0	2
7	New Jersey	9.0	2
8	Michigan	7.4	2
9	Ohio	6.2	3
10	Georgia	6.0	2
	Other states	100.6
	Total	$246.6	2

St. Paul Travelers Commercial Lines

Market Share Rank by State

[GRAPHIC]

1st or 2nd market position in 35 states

Source: AM Best data 2004; commercial lines defined as Fire, Allied Lines, Multiple Peril Crop, Commercial Multi-Peril (Liability & Non-Liability), Financial Guaranty, Farmowners Multiple Peril, Ocean Marine, Inland Marine, Medical Malpractice, Earthquake, Workers’ Compensation, Other Liability, Products Liability, Commercial Auto No-Fault, Other Commercial Auto-Liability, Commercial Auto Physical Damage, Aircraft, Fidelity, Surety, Burglary & Theft and Boiler & Machinery.

Personal		Small		Mid-Size	Large
Specialty
Auto	Home	Select		Commercial	National
		Portfolio	Advantage	Accounts
Multivariate Pricing	Slot Rated Pricing		Individual Account Underwriting & Pricing

•	CAG – Field	•	Bond	•	National Casualty
•	Northland	•	Construction	•	Residual Markets
•	Inland Marine	•	FPS	•	Discover Re
•	National Programs	•	Technology
•	Agribusiness	•	Public Sector
•	Boiler & Machinery	•	Oil & Gas
•	National Property	•	Umbrella / E&S
		•	Ocean Marine
		•	E&S UW Facilities
		•	International / Lloyd’s
		•	Global Accounts

Select Accounts

•             Local operating model with scale

•             Customer specialization and segmentation

•             Ease-of-use automation

•             Industry-leading service centers

•             Strategic focus on multivariate pricing

[CHART]

($ in mil)	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	3Q05	4Q05	FY04	FY05

Renewal price change	10%	8%	7%	5%	4%	2%	1%	2%	8%	2%

Net written premiums	$708	709	653	662	684	719	652	667	$2,732	2,722

Renewal price change represents the estimated average change in premium on policies that renew, including rate and exposure changes, vs.  the average premium on those same policies for their prior term.

Presented on a pro forma combined basis which reflects the addition of 1Q04 St. Paul amounts to reported figures.

Commercial Accounts

•                  Broad appetite and product offering

•                  Experienced underwriters

•                  Superior MIS leading to pricing precision

•                  Strong risk control, claim and policyholder service

•                  Local presence and underwriting authority

[CHART]

($ in mil)	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	3Q05	4Q05	FY04	FY05

Renewal price changes	3%	2%	1%	(2)%	(3)%	(4)%	(3)%	1%	1%	(2)%

Net written premiums	$1,280	1,116	1,075	1,171	1,127	1,068	1,022	1,169	$4,642	4,386

Renewal price change represents the estimated average change in premium on policies that renew, including rate and exposure changes, vs.  the average premium on those same policies for their prior term.

Presented on a pro forma combined basis which reflects the addition of 1Q04 St. Paul amounts to reported figures.

Specialty

•                  Focused appetite and product offerings

•                  Specialized underwriting, risk control and claim professionals

•                  Relationships with specialized distributors

[CHART]

($ in mil)	FY04	FY05	FY04	FY05

Renewal price change	6%	3%	7%	(2)%

Net written premiums	$4,638	4,638	$1,216	1,091

Retention and renewal price change do not include Surety, the Company’s Lloyd’s operations or Personal Catastrophe Risk (beginning Nov. 2005)

Renewal price change represents the estimated average change in premium on policies that renew, including rate and exposure changes, vs.  the average premium on those same policies for their prior term.

Presented on a pro forma combined basis which reflects the addition of 1Q04 St. Paul amounts to reported figures.

Personal

•                  Product sophistication

•                  Claim effectiveness

•                  Distribution and marketing agility

•                  Ease of doing business

[CHART]

($ in mil)	FY04	FY05	FY04	FY05

Renewal price change	5%	2%	9%	8%

Policies in force	2,264	2,347	4,011	4,219

Net written premiums	$3,433	3,477	$2,496	2,751

GAAP combined ratio	90.8%	86.1%	72.0%	93.0%

Auto retention and renewal price change include standard voluntary auto only; excluding Massachusetts

Renewal price change represents the estimated average change in premium on policies that renew, including rate and exposure changes, vs.  the average premium on those same policies for their prior term.

Select Accounts

•                  Local operating model with scale

•                  Customer specialization and segmentation

•                  Ease-of-use automation

•                  Industry-leading service centers

•                  Strategic focus on multivariate pricing

National Accounts

•                  Product focus around loss sensitive buyer

•                  Industry-leading workers’ compensation claim handling

•                  Provider of valued risk control solutions

Commercial Accounts

•                  Broad appetite and product offering

•                  Experienced underwriters

•                  Superior MIS leading to pricing precision

•                  Strong risk control, claim and policyholder service

•                  Local presence and underwriting authority

Specialty

•                  Focused appetite and product offerings

•                  Specialized underwriting, risk control and claim professionals

•                  Relationships with specialized distributors

Personal

•                  Product sophistication

•                  Claim effectiveness

•                  Distribution and marketing agility

•                  Ease of doing business

Value Proposition of our Businesses

Organizational Strengths

•      Disciplined Underwriting

•      Operational Excellence

•      World Class Analytics

Organizational Goals

Superior Technology

Innovative Sales Culture

Top-Line Initiatives

Further Penetrate Distribution Force

St. Paul Travelers contracts with over 11,000 distributors

Percent of Agents / Brokers Distributing	Percent of 2005 Direct Written Premium
Product Across Multiple Business Units (1)

[CHART]	[CHART]

Market more products through existing distributors

&

Expand relationships with next level of distributors

(1) Business units defined as National Accounts, Commercial Accounts, Select Accounts, Specialty and Personal

Continue to Drive Business Collaboration

[GRAPHIC]

Technology Underwriting

Technology / Select Accounts

•                  Technology underwriting expertise

•                  Product demand for small insureds

•                  Service customers with existing Select platform

•                  Insure throughout a tech company’s life-cycle

Boiler & Machinery / Commercial Accounts

•                  Single point-of-sale contact

•                  Broader coverage for insured

•                  Ease of doing business for agents

•                  Underwriting expertise

•                  Expert inspection services

[GRAPHIC]

Utilize industry expertise and distribution platform to target insureds and address market needs

Enhancing Product and Platform

Select Accounts

•                  Completed roll-out of MasterPac and PacPlus in fourth quarter 2005

•                  Broadened our risk appetite and product offering to serve larger-sized accounts within small commercial, and now cover over 700 sub-industry class (SIC) codes

•                  Increased target market by $5 billion of available premium

•                  Streamlined technology platform enabling enhanced automated quoting capabilities

Early results have been encouraging

Develop Sophisticated Pricing Mechanisms

[CHART]

Present             Future

Quantum Auto(SM)

Quantum Home

Small Commercial

Extend utilization of predictive modeling

Re-examine Industry Appetites

•                  Within certain attractive industry areas, we are still under-penetrated

•                  Analyze market shares at a granular level:

•                  by product line

•                  by line of business / business unit

•                  by geography

•                  Re-examine historical underwriting appetite

Continue to test conventional wisdom

Foster Sales and Marketing Culture

Field Marketing Structure

•                  14 Regional Executives

•                  15 Regional Distribution Directors

•                  33 District Executives

•                  Over 500 sales staff and production underwriters in Select Accounts

•                  Over 400 sales and marketing staff in Personal

•                  Non-U.S. presence in Canada, United Kingdom and Ireland

Enterprise Marketing Organization Initiatives

•                  Sales and marketing education

•                  Sales management processes

•                  Market research

Making a meaningful investment in sales and marketing

Catastrophe Exposure Management

Catastrophe Exposure Management

•                  Seeking increased revenues and / or modifying terms and conditions, i.e., deductibles, insured values, etc., when appropriate

•                  Redefining coastal exposure: “there’s more coast than we thought”

•                  On a corporate basis, re-analyzing earnings at risk guidelines for any major catastrophic event

•                  In addition, need to meet return targets in catastrophe exposed areas

•                  Will continue to write where the risk and return proposition is appropriate

The market response has been favorable as we take action to improve our risk profile

STA’s Reinsurance Policy and Impact

•                  STA utilizes reinsurance to transfer risk / reward of certain exposures, which aids in the company’s ability to:

•                  Withstand larger catastrophic events without experiencing negative ratings implications or triggering the need to raise capital

•                  Mitigate earnings at risk for a set of events

•                  2005 - 2006 catastrophe treaty covers approximately 70% of losses in excess of $750 million up to $2 billion, subject to one reinstatement

•                  Even a 50% increase to current catastrophe treaty reinsurance costs would not have a serious impact on GAAP combined ratio

	Commercial
($ in millions)	& Specialty	Personal	Consolidated

Net Earned Premium (1)	$14,313	$6,028	$20,341

If Cat Reinsurance Costs Rise by 50%:(2)

GAAP Combined Ratio Impact	0.2 pts	0.2 pts	0.2 pts

(1) Full year 2005

(2) Assumes comparable reinsurance purchase to 2005

Financial Strength

($ in millions)

Dec 31, 2005

Operating Income	$2,026

Shareholders equity (1)	$21,990
Debt	5,850
Total capital (1)	$27,840

Debt to total capital (1)	21.0%

Statutory Surplus	$18,002
Net Written Premium to Surplus	1.13 : 1

Holding Company Liquid Assets	$1,570

Strong financial position with earnings
capability to generate significant capital

(1)          Excludes FAS 115; includes $14M for Minority Interest

Please see the latest statistical supplement available on the company’s website for additional financial data and definitions of non-GAAP terms.

Disclosure

•                  For further information please see St. Paul Travelers reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov)

•                  Copies of this presentation are publicly available on St. Paul Travelers website (http://investor.stpaultravelers.com/)

[LOGO]